As filed with the Securities and Exchange Commission on May 10, 2016
Registration No. 333-_______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta, Canada	76-0419312
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
11330 Clay Road, Suite 350 Houston, Texas 77041
(Address of principal executive offices)

Christopher L. Boone
Senior Vice President and Chief Financial Officer
Tesco Corporation
11330 Clay Road, Suite 350
Houston, Texas 77041
(713) 359-7000

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Gary H. McDaniel Norton Rose Fulbright US LLP 200 Convent Street, Suite 2100 San Antonio, Texas 78205 (210)270-7172	Jamie Gagner Norton Rose Fulbright Canada LLP 400 34d Avenue SW, Suite 3700 Calgary, Alberta T2P 4H2 Canada (403) 267-9563

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.
Large accelerated filer     ☐                            Accelerated filer          ☒
Non-accelerated filer    ☐ (Do not check if a smaller reporting company)    Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (1)(2)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee (1)
Common Shares, no par value
First Preferred Shares, no par value
Second Preferred Shares, no par value
Warrants
Units
Total			$150,000,000(3)	$15,105 (3)

(1)
There are being registered hereunder such indeterminate number of shares of common shares, first preferred shares, and second preferred shares, such indeterminate number of warrants to purchase common shares, first preferred shares or second preferred shares, and such indeterminate number of units as may be sold by the registrant from time to time at indeterminate prices, which together shall have an aggregate initial offering price not to exceed $150,000,000. This total amount also includes such securities as may from time to time be issued upon conversion or exchange of securities registered hereunder, to the extent such securities are, by their terms, convertible into or exchangeable for other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereunder such indeterminate amount of securities as may from time to time be issuable as a result of stock splits, stock dividends, or similar transactions. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

(2)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3.

(3)
Calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, and based upon the maximum aggregate offering price of all securities being registered.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject To Completion, Dated May 10, 2016

Tesco Corporation
$150,000,000
Common Shares
First Preferred Shares
Second Preferred Shares
Warrants
Units

We may from time to time offer to sell together or separately in one or more offerings the following securities:

•	Common shares, with no par value per share;

•	First preferred shares, with no par value per share, in one or more series, which may be convertible into or exchanged for other classes of capital stock of the Company;

•	Second preferred shares, with no par value per share, in one or more series, which may be convertible into or exchanged for other classes of capital stock of the Company;

•	Warrants to purchase common shares, first preferred shares or second preferred shares; and

•	Units that include any of the above securities.

The aggregate amount of the securities offered by us under this prospectus will not exceed $150,000,000. This prospectus provides a general description of the securities we may offer. Supplements to this prospectus will provide the specific terms of the securities that we actually offer, including the offering prices. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities. You should read this prospectus, together with any prospectus supplements and information incorporated by reference in this prospectus and any prospectus supplements, carefully before you decide to invest.
Our common shares is listed on the Nasdaq Global Select Market and trades under the ticker symbol “TESO.” On May 9, 2016, the last reported sale price of our common shares on the Nasdaq Global Select Market was $7.96. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
These securities may be sold directly by us, to or through underwriters or dealers, through agents designated from time to time, through a combination of these methods, or through any other method permitted by law on a continuous or delayed basis. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangement with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.
Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 4 of this prospectus and in the applicable prospectus supplement before you make an investment in our securities.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is May 10, 2016.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, change, update or supersede the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should read the prospectus and any applicable prospectus supplement, together with the information incorporated by reference into the foregoing, before investing in any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus is current as of any date other than the date of this prospectus, and you should not assume that the information contained in a document incorporated by reference is accurate as of any date other than the date of such document (or, with respect to particular information contained in such document, as of any date other than the date set forth within such document as the date as of which such particular information is provided), regardless of the time of delivery of this prospectus or any sale of a security as our business, financial condition, results of operations and prospects may have changed since then.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Unless otherwise indicated, all references in this prospectus to “Tesco,” “Tesco Corporation,” the “Company,” “we,” “our,” “us,” and like terms refer collectively to Tesco Corporation and its consolidated subsidiaries. In this prospectus, we sometimes refer to the common shares, first preferred shares, second preferred shares, warrants and units collectively as the “securities.”
Industry and Market Data
The market data and certain other statistical information presented or incorporated by reference in this prospectus are based on independent industry publications, government publications, filings, press releases and presentations by other oil and gas companies and other published independent sources. Some data is also based on our good faith estimates. Although we have no reason to believe these third party sources (including data related to rig counts and well counts) are not reliable as of their respective dates, we have not independently verified the accuracy or completeness of this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications.
Trademarks, Service Marks and Trade Names
We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain or incorporate by reference trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus and the documents incorporated herein by reference is not intended to, and does not, imply a relationship with, or endorsement or sponsorship by, us. Solely for convenience, the trademarks, service marks and trade names presented or incorporated by reference in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities that may be offered under this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, including the exhibits thereto, as permitted by the rules and regulations of the SEC. For further information about us and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly and current reports and proxy statements, which you may read, free of charge, and copy, at the prescribed rates, at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our public filings with the SEC are also available to the public on the SEC’s Internet website at http://www.sec.gov. Our Internet website address is www.tescocorp.com. Information contained on or that can be accessed through our website does not constitute part of this prospectus or any prospectus supplement.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, the Exchange Act, in each case other than information furnished and not filed with the SEC, including under Items 2.02, 7.01 or 9.01 of Form 8-K, unless otherwise stated:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 4, 2016;

•
the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 15, 2016 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed with the SEC on May 10, 2016;

•	our Current Report on Form 8-K, filed with the SEC on May 9, 2016; and

•
the description of our common shares contained in our Form 8-A filed with the SEC on June 2, 2008, including any amendment to that form that we may file in the future for the purpose of updating the description of our common shares.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in each case other than information furnished and not filed with the SEC, after the date of this prospectus and until the termination of this offering, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of this document.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus. Requests for such documents should be directed to:
Tesco Corporation
11330 Clay Road, Suite 350
Houston, Texas 77041
(71) 359-7000
Attention: Chief Financial Officer

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated in this prospectus by reference include forward-looking statements within the meaning of sections 27A of the Securities Act and 21E of the Exchange Act. These statements may include projections and estimates concerning the timing and success of specific projects and our future backlog, revenues, income and capital spending. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “expect,” “plan,” “goal,” “seek,” “strategy,” “future,” “intend,” “forecast,” “target,” “project,” “likely,” “may,” “will,” “should,” “could,” “estimate,” “predict” or other words that convey the uncertainty of future events or outcomes.
These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following:

•	levels and volatility of oil and gas prices;

•	cyclical nature of the energy industry and credit risks of our customers;

•	fluctuations of our revenue and earnings;

•	operating hazards inherent in our operations;

•	changes in governmental regulations, including those related to the climate and hydraulic fracturing;

•	consolidation or loss of our customers;

•	the highly competitive nature of our business;

•	technological advancements and trends in our industry, and improvements in our competitors’ products;

•	global economic and political environment, and financial markets;

•	terrorist attacks, natural disasters and pandemic diseases;

•	our presence in international markets, including political or economic instability, currency restrictions and trade and economic sanctions

•	cybersecurity incidents;

•	protecting and enforcing our intellectual property rights;

•	changes in, or our failure to comply with, environmental regulations;

•	restrictions under our credit facility that that may limit our ability to finance future operations or capital needs and could accelerate our debt payments;

•	failure of our manufactured products and claims under our product warranties;

•	availability of raw materials, component parts and finished products to produce our products, and our ability deliver the products we manufacture in a timely manner;

•	retention and recruitment of a skilled workforce and key employees; and

•	ability to identify and complete acquisitions.
Additionally, when considering forward-looking statements you should keep in mind the risk factors and cautionary statements described (i) under the caption “Risk Factors” on page 4 of this prospectus and (ii) in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q.
Because forward-looking statements are subject to risks, contingencies and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. You are cautioned not to place undue reliance on such statements which speak only as of the date on which they are made. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.
ABOUT TESCO CORPORATION
Tesco Corporation was organized under the laws of Alberta, Canada on December 1, 1993 through the amalgamation of Shelter Oil and Gas Ltd., Coexco Petroleum Inc., Forewest Industries Ltd. and Tesco Corporation. We are a global leader in the design, assembly and service delivery of technology-based solutions for the upstream energy industry with global operations. With a strong commitment to in-house research and engineering, we seek to change the way wells are drilled by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for, and producing, oil and natural gas. Our product and service offerings consist mainly of equipment sales and services to drilling contractors and exploration and production companies throughout the world.

Our four business segments are:

•	Products - product sales, product rentals and after-market sales and services;

•	Tubular Services - automated and conventional tubular services;

•	Research and Engineering - internal research and development activities related to our automated tubular services and product model development; and

•	Corporate and Other - including executive management and several global support and compliance functions.

Tesco Corporation’s principal executive offices are located at 11330 Clay Road, Suite 350, Houston, Texas 77041. Our phone number is (713) 359-7000 and our website address is www.tescocorp.com. Information contained on or that can be accessed through our website does not constitute part of this prospectus or any prospectus supplement.
RISK FACTORS
Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment.
USE OF PROCEEDS
Unless we inform you otherwise in an applicable prospectus supplement or other offering materials, we intend to use the net proceeds from the sales of the securities for general corporate purposes, which may include capital expenditures, working capital, acquisitions or repayment or refinancing of outstanding indebtedness. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the specific offering and will be disclosed in the applicable prospectus supplement. We may invest funds not required immediately for such purposes in marketable securities and short-term investments.
RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of earnings to fixed charges. We have not included a ratio of earnings to combined fix charges and preferred stock dividends because we do not have any first preferred shares or second preferred shares outstanding and did not have any such preferred shares outstanding during any of the periods presented. You should read these ratios in connection with our consolidated financial statements, including the notes to those statement, incorporated by reference into this prospectus.

	Year End December 31,					Three Months Ended March 31,
	2011	2012	2013	2014	2015	2016
Ratio of earnings to fixed charges (1)	34.14	48.13	32.04	26.58	—	—

(1) The ratio of earnings to fixed charges was less than one-to-one for the fiscal year ended December 31, 2015 and the quarterly period ended March 31, 2016. Additional earnings of $118.4 million and $56.3 million, respectively, would have been needed to have a one-to-one ratio of earnings to fixed charges for those periods.
We have computed the ratio of earnings to fixed charges for each period in the table above on a consolidated basis by dividing earnings by fixed charges. For this purpose, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges are defined as interest expensed on indebtedness, capitalized expenses on indebtedness, and an estimate of the interest within rental expense of operating leases.

THE SECURITIES WE MAY OFFER
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. Any prospectus supplement may add, update or change the information contained in this prospectus. The prospectus supplement will also contain information, where applicable, about material U.S. Federal income tax considerations and Canadian federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.
To the extent the information contained in the prospectus supplement differs from the summaries provided in this prospectus, you should rely on the information in the prospectus supplement.
We may from time to time offer to sell together or separately in one or more offerings the following securities:

•	Common shares, with no par value per share;

•	First preferred shares, with no par value per share, in one or more series, which may be convertible into or exchanged for other classes of capital stock of the Company;

•	Second preferred shares, with no par value per share, in one or more series, which may be convertible into or exchanged for other classes of capital stock of the Company;

•	Warrants to purchase common shares, first preferred shares or second preferred shares; and

•	Units that include any of the above securities.

The aggregate amount of the securities offered by us under this prospectus will not exceed $150,000,000.
DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of:

•	an unlimited number of common shares, with no par value per share, of which 39,272,353 shares were issued and outstanding as of May 10, 2016;

•	an unlimited number of first preferred shares, with no par value per share, of which no shares were issued and outstanding as of May 10, 2016; and

•	an unlimited number of second preferred shares, with no par value per share, of which no shares were issued and outstanding as of May 10, 2016.

The following summary of the capital stock and our restated articles of amalgamation and amended and restated by-laws does not purport to be complete and is qualified in its entirety by reference to our restated articles of amalgamation and amended and restated by-laws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part. You should also be aware that the summary below does not give full effect to the provisions of statutory or common law that may affect your rights as a shareholder.
Common Shares
Voting Rights. The holders of our common shares are entitled to receive notice of and to attend and vote at all meetings of our shareholders. Each holder of our common shares is entitled to one vote, either in person or by proxy, in the election of directors and on all other matters submitted to shareholders. The holders of common shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the common shares entitled to vote in any election of directors may elect all directors standing for election.
Annual meetings of shareholders shall be held annually within six months of the end of the Company’s fiscal year and special meetings of the shareholders may be called anytime by our Board of Directors or the holders of not less than 5% of the common shares. Meetings of the shareholders of the Company may be held at any place within Canada or in the US cities of Houston, Texas or New York, New York. For purposes of determining the shareholders who are entitled to receive notice of and to vote at a meeting of shareholders, the Board of Directors may, in accordance with the Business Corporations Act (Alberta) and National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators, fix in advance a date as the record date for that determination of shareholders, but that record date may not be more than 50 days or less than 30 days before the date on which the meeting is to be held.
The Business Corporations Act (Alberta) provides that notice of the time and place of a meeting of shareholders must be sent to each shareholder entitled to vote at the meeting, each director and to our auditors, not more than 50 days and not less than 21 days prior to the meeting. A shareholder may participate in a meeting by means of telephonic, electronic or other communication facilities that permit all participants to communicate adequately with each other during the meeting.
In the case of joint shareholders, one of the holders present at a meeting may, in the absence of the other holder(s) of the shares, vote the shares. If two or more joint shareholders are present in person or by proxy, then they are to vote as one on the shares held jointly by them.
Dividends. Subject to the rights of the holders of the first preferred shares, second preferred shares and any other series or class of shares ranking senior in priority to the common shares, the holders of common shares have the right to receive any dividends declared by the Company. Pursuant to the provisions of the Business Corporations Act (Alberta), we may not declare or pay a dividend if there are reasonable grounds for believing that (i) we are, or would after the payment be, unable to pay our liabilities as they become due or (ii) the realizable value of our assets would thereby be less than the aggregate of our liabilities and stated capital of all classes. Subject to the terms of our Second Amended and Restated Credit Agreement with JP Morgan Chase Bank, NA, we may pay a dividend by issuing fully paid shares, or in money or property.
Under the terms of a Limited Waiver, dated May 6, 2016, under the Company’s Second Amended and Restated Credit Agreement, dated as of April 27, 2012, with the lenders party thereto and JP Morgan Chase Bank, NA, as the administrative agent for lenders, the Company is prohibited from declaring or paying any dividends.
Rights Upon Liquidation, Dissolution or Winding Up. Upon the liquidation, dissolution or winding up of the Company, the holders of our common shares are entitled to receive on a pro-rata basis the remaining property of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to the first preferred shares, the second preferred shares and any other series or class of shares ranking senior in priority to or on a pro-rata basis with the holders of common shares with respect to liquidation.
Other Provisions. Our common shares do not carry any preemptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions. There are no provisions of the Business Corporations Act (Alberta), our restated articles of amalgamation or our amended and restated by-laws that impose any limitation on the rights of shareholders to hold or vote common shares by reason of their not being residents of Canada.
First Preferred Shares
The first preferred shares may be issued in one or more series, each series to consist of such number of shares as, before issuance thereof, may be determined by our Board of Directors. Our Board of Directors may at any time and from time to time, by resolution before issuance, fix the designation and the preferences, rights, privileges, restrictions, conditions and limitations to attach to the first preferred shares of each series including, if applicable, the rate of preferential dividends, the dates of payment thereof, the redemption price, terms and conditions of redemption, the rights of conversion to other classes of capital of the Company, and any sinking fund, rights of purchase of first preferred shares by the Company, or other provisions or limitations to attach to the first preferred shares of such series.
The first preferred shares shall be entitled to preference over the second preferred shares and the common shares of the Company and any other shares of the Company ranking junior to the first preferred shares with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.
Notwithstanding whether redemption of the first preferred shares is provided for by our Board of Directors, the first preferred shares shall not be redeemed, whether through the operation of a sinking fund, purchase fund or otherwise, unless at the time of such redemption all accrued and unpaid dividends, if any, on all outstanding preferred shares and any other shares of the Company ranking junior to the first preferred shares shall have been declared and paid, or funds in respect thereof set aside for that purpose.
The holders of first preferred shares shall not have any voting rights and will not be entitled to receive notice of or to attend any meetings of the shareholders of the Company unless, in the event that the first preferred shares are entitled to receive a preferential dividend, if at any time eight quarterly, four semi-annual or two annual dividends on the first preferred shares shall remain unpaid whether or not such dividends have been declared and whether or not there are any moneys of the Company properly applicable to the payment of dividends, each referred to herein as a Preferred Voting Trigger. Upon the occurrence of a Preferred Voting Trigger, then so long as any dividends on any first preferred shares remain in arrears, the holders of the first preferred shares shall be entitled, voting separately and exclusively as a class, to elect two members of our Board of Directors, and such rights shall continue until all arrears of dividends on all first preferred shares shall have been paid.

The applicable prospectus supplement relating to a series of first preferred shares will describe the specific terms of any series of first preferred shares being offered which may include:

•	the rate of preferential dividends and the dates of payment thereof;

•	the redemption price and the terms and conditions of redemption;

•	the rights of conversion into other classes of capital of the Company; and

•	any sinking fund, rights of purchase of first preferred shares by the Company, or any other provisions or limitations to attach to the first preferred shares of such series.

Second Preferred Shares
The second preferred shares may be issued in one or more series, each series to consist of such number of shares as, before issuance thereof, may be determined by our Board of Directors. Our Board of Directors may at any time and from time to time, by resolution before issuance, fix the designation and the preferences, rights, privileges, restrictions, conditions and limitations to attach to the second preferred shares of each series including, if applicable, the rate of preferential dividends, the dates of payment thereof, the redemption price, terms and conditions of redemption, the rights of conversion to other classes of capital of the Company, and any sinking fund, rights of purchase of the second preferred shares by the Company, or other provisions or limitations to attach to the second preferred shares of such series.
The second preferred shares shall rank junior to the first preferred shares but shall be entitled to preference over the common shares of the Company and any other shares of the Company ranking junior to the second preferred shares with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.
Notwithstanding whether redemption of the second preferred shares is provided for by our Board of Directors, second preferred shares shall not be redeemed, whether through the operation of a sinking fund, purchase fund or otherwise, unless at the time of such redemption all accrued and unpaid dividends, if any, on all outstanding second preferred shares and any other shares of the Company ranking junior to the second preferred shares shall have been declared and paid, or funds in respect thereof set aside for that purpose.
The holders of second preferred shares shall not have any voting rights and will not be entitled to receive notice of or to attend any meetings of the shareholders of the Company unless, in the event that the second preferred shares are entitled to receive a preferential dividend, if at any time a Preferred Voting Trigger occurs. Upon the occurrence of a Preferred Voting Trigger, then so long as any dividends on any second preferred shares remain in arrears, the holders of the second preferred shares shall be entitled, voting separately and exclusively as a class, to elect two members of our Board of Directors, and such rights shall continue until all arrears of dividends on all second preferred shares shall have been paid.
The applicable prospectus supplement relating to a series of second preferred shares will describe the specific terms of any series of second preferred shares being offered which may include:

•	the rate of preferential dividends and the dates of payment thereof;

•	the redemption price and the terms and conditions of redemption;

•	the rights of conversion into other classes of capital of the Company; and

•	any sinking fund, rights of purchase of second preferred shares by the Company, or any other provisions or limitations to attach to the second preferred shares of such series.

Anti-Takeover Effects of Provisions of our Articles of Amalgamation and Amended and Restated By-laws, Canadian Securities Laws and Business Corporations Act (Alberta)
Provisions of our restated articles of amalgamation and amended and restated by-laws, Canadian securities laws and the Business Corporations Act (Alberta) may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common shares.
Our Restated Articles of Amalgamation and Amended and Restated By-laws
Among other things, our restated articles of amalgamation and amended and restated by-laws:

•	permit our Board of Directors to issue an unlimited number of first preferred shares and second preferred shares with the rights, preferences and privileges as they may designate;

•
do not provide for cumulative voting rights (therefore allowing the holders of a majority of our common shares entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

•
provide advanced written notice procedures for shareholder proposals and the nomination of candidates for election as directors, other than nomination made by or at the direction of our Board of Directors or a proper committee thereof.

Canadian Securities Laws
We are subject to Canadian securities laws, which regulate takeover bids and are designed to establish a clear and predictable framework for the conduct of takeover bids to achieve the objectives of equal treatment to shareholders, provision of adequate information, and an open and even-handed process that does not unfairly discriminate among, or exert pressure on, shareholders. In achieving these objectives Canadian securities laws among other things:

•	prohibit offers to acquire 20% or more of a class of our stock without following the takeover bid rules and procedures;

•	require that a takeover bid remain open for certain minimum amounts of time (generally 105 days);

•	require that a takeover bid offer all shareholders of the same class of stock the identical consideration, and that the takeover bid be made to all shareholders;

•	require that at least 50% of all securities of the class subject to the bid be tendered and not withdrawn before the bidder can take up any securities under the takeover bid;

•
require an offeror to prepare and send a fulsome information document related to the offer and the business of the offeror, and must ensure that all shareholders receive the same information during the course of a takeover bid; and

•	require an offeror to, before making a takeover bid, make adequate arrangements to ensure that the required funds to complete the takeover bid are available.

Business Corporations Act (Alberta)
The Business Corporations Act (Alberta) also regulates takeover bids and permits a dissenting shareholder to demand to be paid the fair value of his or her shares, as determined by the Court of Queen’s Bench of Alberta. If an application to fix the fair value of the shares is not made within the prescribed time, the dissenting shareholder is deemed to have elected to transfer his or her shares to the offeror on the same terms that the offeror acquired the shares from shareholders who accepted the takeover bid.
Canadian Law Matters
There is no limitation imposed by Canadian law or our restated articles of amalgamation on the right of non-residents to hold or vote our common shares, other than those that may be imposed by the Investment Canada Act, or the ICA. The ICA requires any person that is a “non-Canadian” (as defined in the ICA) who acquires “control” (as defined in the ICA) of an existing Canadian business to file either a pre-closing application for review or a post-closing notification with the Department of Innovation, Science and Economic Development, or the ISED.
On March 25, 2015, the Canadian government announced new ICA regulations that changed the thresholds for determining when an acquisition of control of a Canadian business is a reviewable transaction (from an asset value-based test to an enterprise value-based test, in most cases). As of April 24, 2015, when amendments to the ICA and the regulations come into force, the threshold for review of a direct acquisition of control of a non-cultural Canadian business by a World Trade Organization member country investor is an enterprise value of assets that exceeds C$600 million. The enterprise value review threshold will remain at C$600 million for two years, before increasing to C$800 million for the following two years, and then moved to C$1 billion. For purposes of a publicly traded company, the “enterprise value” of the assets of the Canadian business is equal to the market capitalization of the entity, plus its liabilities (excluding its operating liabilities), minus its cash and cash equivalents.
As such, under the ICA, the acquisition of control of us (through the acquisition of our common shares or all or substantially all our assets) by a non-Canadian who is a World Trade Organization member country investor, including a U.S. investor, would be reviewable only if the enterprise value of our assets exceeds the specified threshold for review.
Where the acquisition of control is a reviewable transaction, the ICA generally prohibits the implementation of the reviewable transaction unless, after review, the relevant Minister is satisfied or deemed to be satisfied that the acquisition is likely to be of net benefit to Canada.

The acquisition of a majority of the voting interests of an entity is deemed to be acquisition of “control” of that entity. The acquisition of less than a majority but one-third or more of the total number of votes attached to all of the voting shares of a corporation or of an equivalent undivided ownership interest in the total number of votes attached to all of the voting shares of the corporation is presumed to be an acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquiror through the ownership of voting shares. The acquisition of less than one-third of the total number of votes attached to all of the voting shares of a corporation is deemed not to be acquisition of control of that corporation subject to certain discretionary rights relative to investments involving state owned enterprises.
Other than in connection with a “national security” review, discussed below, certain transactions in relation to our common shares would be exempt from the Investment Canada Act including:

•	the acquisition of our common shares by a person in the ordinary course of that person’s business as a trader or dealer in securities;

•	the acquisition or control of us in connection with the realization of security granted for a loan or other financial assistance and not for any purpose related to the provisions of the ICA; and

•
the acquisition or control of us by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of us, through the ownership of our voting interests, remains unchanged.

Under the national security regime in the ICA, review on a discretionary basis may also be undertaken by the federal government in respect of a much broader range of investments by a non-Canadian to “acquire, in whole or in part, or to establish an entity carrying on all or any part of its operations in Canada.” The relevant test is whether such an investment by a non-Canadian could be “injurious to national security.” The ISED Minister has broad discretion to determine whether an investor is a non-Canadian and therefore may be subject to national security review. Review on national security grounds is at the discretion of the federal government and may occur on a pre- or post-closing basis.
Canada has no system of exchange controls. There are no Canadian restrictions on the repatriation of capital or earnings of a Canadian public company to non-resident investors. There are no laws in Canada or exchange restrictions affecting the remittance of dividends, profits, interest, royalties or other payments to non-resident holders of our common shares, except as described under “Canadian Tax Matters” below.
Canadian Tax Matters
The following is a general summary of certain Canadian income tax consequences generally applicable to holders of common shares, first preferred shares or second preferred shares of the Company who, for purposes of the Income Tax Act (Canada), or the Tax Act, at all relevant times deal at arm’s length with and are not affiliated with the Company, are not resident or deemed resident in Canada, hold their shares for their own account as capital property, do not use or hold and are not deemed to use or hold their shares in or in the course of carrying on business in Canada, are not subject to special “mark-to-market” rules contained in the Tax Act relating to securities held by certain “financial institutions” as defined for the purposes of those rules, and are not insurers who carry on business in Canada and elsewhere or an “authorized foreign bank” (as defined in the Tax Act).
This summary is based on the current provisions of the Tax Act and the regulations thereunder, all specific proposals to amend the Tax Act and those regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this document, referred to herein as the Proposed Amendments, and the Company’s understanding of the current administrative practices of the Canada Revenue Agency. This summary does not take into account Canadian provincial income tax laws or the income tax laws of any country other than Canada, or take into account or anticipate any other changes in law or practice. There can be no assurance that the Proposed Amendments will be enacted in the form proposed or at all.
This summary is of a general nature only, is not intended nor should it be construed to be legal or tax advice to any particular holder of the Company’s capital stock and in particular does not take into account or anticipate the specific circumstances of any particular holder or address tax considerations peculiar to any holder subject to special provisions of the Tax Act. Accordingly, prospective holders of the Company’s capital stock should consult their own tax advisors with respect to their particular circumstances.
Dividends paid or credited (or deemed to have been paid or credited) on the Company’s capital stock to a non-resident of Canada are generally subject to Canadian withholding tax. Under the Tax Act, the rate of withholding tax is 25% of the gross amount of such dividends, which rate is subject to reduction under the provisions of a tax treaty between Canada and the country of which the holder is resident. Under the terms of the Canada-United States Income Tax Convention, 1980, or the Convention, the rate of non-resident withholding tax is generally reduced to 15% in the case of dividends paid or credited (or deemed to have been paid or credited) to a resident of the United States, within the meaning of the Convention, who is the beneficial owner of such dividends and entitled to the benefits under the Convention. In certain cases, the withholding rate under the Convention may be further reduced or eliminated.
Gains realized on the disposition of the Company’s capital stock by a non-resident of Canada will not generally be subject to tax under the Tax Act unless such capital stock is or is deemed to be “taxable Canadian property” within the meaning of the Tax Act and the non-resident is not entitled to relief under a tax treaty between Canada and the non-resident’s country of residence. The Company’s capital stock that is listed on a designated stock exchange, which includes the Nasdaq Global Select Market and The Toronto Stock Exchange, will generally not be taxable Canadian property of the holder unless, at any time during the five year period ending at the time of a disposition (i) the holder, persons with whom the holder did not deal at arm’s length or the holder and persons with whom the holder did not deal at arm’s length owned or had an interest in or option to acquire 25% or more of the issued shares of any class or series of shares of the Company; and (ii) the fair market value of the shares derived their value more than 50% from any combination of certain properties including real or immovable property in Canada, Canadian resource properties or any rights or interests in such property.
Even if the Company’s capital stock is taxable Canadian property to a non-resident shareholder, a taxable capital gain resulting from the disposition of the capital stock will not be included in computing the non-resident shareholder’s income for the purposes of the Tax Act if the capital stock constitutes “treaty-protected property.” The Company’s capital stock owned by a non-resident shareholder will generally be treaty-protected property if the gain from the disposition of such property would, because of an applicable income tax treaty or convention to which Canada is a signatory, be exempt from tax under the Tax Act.
Non-resident shareholders should consult their own tax advisors to determine whether the Company’s capital stock is taxable Canadian property and if such capital stock constitutes treaty-protected property under the Convention, or other tax treaty, in their particular circumstances.
Limitations on Liability and Indemnification of Officers and Directors
We are subject to the Business Corporations Act (Alberta) which limits the liability of directors and officers if the director or officer proves that he or she did not know or could not reasonably have known about the circumstances that gave rise to liability. Our directors and officers may be indemnified against all costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment to which the director or officer is a party by reason of being a director or officer of the Company if:

•	the director or officer acted honestly and in good faith with a view to the best interests of the Company; and

•
in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that his or her conduct was lawful.

Under the Business Corporations Act (Alberta), we may purchase and maintain insurance for the benefit of our directors and officers against any liability incurred in their capacity as directors or officers, except where the liability relates to a failure to act honestly and in good faith with a view to the best interests of the Company.
Transfer Agent and Registrar
The transfer agents and registrars for our common shares are Computershare Trust Company and Computershare Trust Company of Canada.
Listing
Our common shares is listed on the Nasdaq Global Select Market under the symbol “TESO.”
DESCRIPTION OF WARRANTS
We may issue warrants to purchase common shares, first preferred shares or second preferred shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate representing the warrants, will be filed with the SEC in connection with the offering of particular warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

We encourage you to carefully review and consider the complete provisions of the applicable warrant agreement and warrant certificate before investing in our warrants.
The applicable prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, which may include, without limitation, one or more of the following:

•	the title or designation of the warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the securities purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which the securities purchasable upon exercise of, such warrants may be purchased;

•	provisions for changes to or adjustments in the exercise price of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax and Canadian federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
DESCRIPTION OF UNITS
Set forth below is a description of the general terms and conditions of the units that may be offered under this prospectus. The specific terms and conditions of the units will be described in a supplement to this prospectus. We encourage you to carefully review and consider the complete provisions of the applicable unit agreement before investing in our units.
We may issue units that include common shares, first preferred shares, second preferred shares and/or warrants or any combination of such securities. Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another. The prospectus supplement relating to a particular issue of units will describe the terms of those units, which may include, without limitation, one or more of the following:

•
the terms of the units and of any of the common shares, first preferred shares, second preferred shares and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
General
We may sell the securities offered through this prospectus in any one or more of the following ways:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

•	through a combination of any of these methods of sale.

In addition, we may sell some or all of the securities included in this prospectus through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

In addition, we may enter into option or other types of transactions that require us or them to deliver securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the securities pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities received from us to close out its short positions;

•	sell securities short and redeliver such securities to close out our short positions;

•
enter into option or other types of transactions that require us to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer the securities under this prospectus; or

•
loan or pledge the securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.

The securities described in this prospectus may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices or negotiated prices. Any of the prices may represent a discount from the prevailing market prices.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number or amount of securities being offered; the purchase price or initial public offering price of the securities; the names of any underwriters, dealers or agents; the net proceeds to us from the sale of the securities; any delayed delivery arrangements; any underwriting discounts, commissions and other items constituting compensation from us; any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any commissions paid to agents.
Market Making and Stabilization
Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market, other than shares of our common shares, which are listed on the Nasdaq Global Select Market. We may elect to list any series of offered securities on an exchange and any such listing with respect to these other securities will be described in the applicable prospectus supplement. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities.
If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market.
Underwriters and Agents
If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time-to-time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time-to-time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
We may also sell the securities through agents designated from time-to-time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
Dealers
If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales
Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Subscription Offerings
We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Underwriting Compensation
We will bear costs relating to all of the securities being registered under this registration statement of which this prospectus forms a part.
Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
LEGAL MATTERS
The validity of the securities that may be offered by this prospectus will be passed upon for us by Norton Rose Fulbright Canada LLP. Legal counsel to any underwriters, dealers or agents will be named in the applicable prospectus supplement and may pass upon legal matters for such underwriters, dealers or agents.

EXPERTS
The consolidated financial statements of Tesco Corporation appearing in Tesco Corporation's Annual Report (Form 10-K) for the year ended December 31, 2015 (including the schedule appearing therein), and the effectiveness of Tesco Corporation's internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, including therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Tesco Corporation for the year ended December 31, 2013 incorporated in this Prospectus by reference to the Annual Report on Form 10K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent public accounting firm, given on the authority of said firm as experts in accounting and auditing.

Tesco Corporation
$150,000,000
Common Shares
First Preferred Shares
Second Preferred Shares
Warrants
Units

Prospectus
May 10, 2016

PART II

Information not Required in Prospectus

Item 14.        Other Expenses of Issuance and Distribution

The fees and expenses, other than underwriting discounts and commission, payable by us in connection with the issuance and distribution of the offered securities are as follows:

SEC registration fee		$15,105
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees		*
Printing expenses		*
Trustee fees and expenses		*
Miscellaneous fees and expenses		*
Total	$	*

* These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
Item 15.        Indemnification of Directors and Officers
Section 124 of the Business Corporations Act (Alberta) provides that except in respect of an action by or on behalf of us to procure a judgment in our favor, we may indemnify a director or officer of the Company, a former director or officer of the Company or a person who acts or acted at our request as a director or officer of another corporation of which the Company is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, referred to herein as the indemnified persons, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of the Company (or such other corporation), if: (a) the director or officer acted honestly and in good faith with a view to the best interests of the Company, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director’s or officer’s conduct was lawful.
We may also, under the Business Corporations Act (Alberta), with court approval, indemnify an indemnified person in respect of an action by or on behalf of the Company to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or an officer of the Company, against all costs, charges and expenses reasonably incurred by the person in connection with the action if the person fulfills the conditions set out in (a) and (b) above.
An indemnified person is entitled to indemnity from the Company in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defense of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the Company, if the person seeking indemnity: (i) was substantially successful on the merits in the person’s defense of the action or proceeding, (ii) fulfills the conditions set out in (a) and (b) above and (iii) is fairly and reasonably entitled to indemnity. We are permitted under the Business Corporations Act (Alberta) to advance funds to a person in order to defray the costs, charges and expenses of such a proceeding, but if the person does not meet the conditions described in this paragraph, he or she shall repay the funds advanced.
Under the Business Corporations Act (Alberta) we may purchase and maintain insurance for the benefit of indemnified persons against any liability incurred by the person (i) in the person’s capacity as a director or officer of the Company, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the Company, or (ii) in the person’s capacity as a director or officer of another body corporate if the person acts or acted in that capacity at the Company’s request, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the body corporate.

We or an indemnified person may apply to the Court for an order approving an indemnity and the Court may so order and make any further order it thinks fit. On an application, the Court may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.
Our bylaws provide that directors and officers will not be liable for loss or damage in the execution of their duties unless such loss or damage is occasioned by willful negligence or default. To the fullest extent permitted by the Business Corporations Act (Alberta), directors and officers are indemnified against all costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of Tesco Corporation. Directors and officers will only be indemnified if they acted honestly and in good faith with a view to the best interests of the corporation, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that his or her conduct was lawful.
We have written indemnification agreements with our directors and officers. Under these agreements we indemnify directors and officers from and against any expenses that were reasonably incurred, or that the director or officer is legally obligated to pay in connection with any civil, criminal or administrative action, suit or proceeding by reason of actual or alleged error, misstatement or misleading statement, or by reason of any action taken by the director or officer while acting in that capacity. Under the indemnification agreements we agree to obtain comprehensive directors’ and officers’ insurance to cover our directors and officers for certain liabilities.
Under our indemnification agreements, Tesco Corporation is not liable to indemnify directors and officers under certain circumstances. For instance, if the director or officer is found liable for willful negligence or willful misconduct in the performance of his or her duties, or if the director or officer is found liable for having gained a personal profit or advantage to which he or she was not entitled, or for having committed acts of active and deliberate dishonesty which were material to the cause of action for which the director or officer seeks indemnification.
We have obtained directors’ and officers’ insurance to cover our directors and officers for certain liabilities.
Item 16.        Exhibits
Reference is made to the Index to Exhibits following the signature page, which Index is hereby incorporated by reference into this item.
Item 17.        Undertakings
The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that subparagraphs (1)(i), (1)(ii), and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
If and when applicable, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus related, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)
To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(9)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(10)	For purposes of determining any liability under the Securities Act of 1933,

(i)
The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)
Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 10, 2016.
TESCO CORPORATION
By:      /s/ CHRISTOPHER L. BOONE
Christopher L. Boone
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Tesco Corporation hereby constitutes and appoints Fernando R. Assing and Christopher L. Boone, and each of them individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file any or all amendments (including, without limitation, post-effective amendments) to this registration statement and any and all registration statements (including any amendments thereto) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, with any and all exhibits thereto, and all other documents required to be filed therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ FERNANDO R. ASSING Fernando R. Assing	Director, President, Chief Executive Officer (Principal Executive Officer)	May 10, 2016
/s/ CHRISTOPHER L. BOONE Christopher L. Boone	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 10, 2016
/s/ THOMAS B SLOAN, JR. Thomas B Sloan, Jr.	Vice President and Corporate Controller (Principal Accounting Officer)	May 10, 2016
/s/ MICHAEL W. SUTHERLIN Michael W. Sutherlin	Chairman of the Board	May 10, 2016
/s/ JOHN P. DIELWART John P. Dielwart	Director	May 10, 2016
/s/ FRED J. DYMENT Fred J. Dyment	Director	May 10, 2016
/s/ GARY L. KOTT Gary L. Kott	Director	May 10, 2016
/s/ R. VANCE MILLIGAN R. Vance Milligan	Director	May 10, 2016
/s/ ROSE M. ROBESON Rose M. Robeson	Director	May 10, 2016
/s/ ELIJIO V. SERRANO Elijio V. Serrano	Director	May 10, 2016
/s/ CHRISTOPHER L. BOONE Christopher L. Boone	Authorized Representative in the United States	May 10, 2016

INDEX TO EXHIBITS
Exhibit
Number        Description
1.1*        Form of Underwriting Agreement

4.1	Restated Articles of Amalgamation of Tesco Corporation, dated May 29, 2007 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on June 1, 2007)

4.2	Amended and Restated Bylaws of Tesco Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on May 22, 2007)

4.3
Form of Common Share Certificate for Tesco Corporation (incorporated by reference to Exhibit 4.3 of the Company’s Post-Effective Amendment No. 4.1 to Tesco Corporation’s Quarterly Report on Form 10-Q filed on November 8, 2011

4.4*	Form of First Preferred Share Certificate

4.5*	Form of Second Preferred Share Certificate

4.6*	Form of Warrant Agreement

4.7*	Form of Warrant Certificate

4.8*	Form of Unit Agreement

4.9*	Form of Unit Certificate
5.1**         Opinion of Norton Rose Fulbright Canada LLP as to the legality of the securities registered hereby
12.1**        Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1**	Consent of Norton Rose Fulbright Canada LLP (contained in Exhibit 5.1)
23.2**        Consent of Ernst & Young LLP
23.3**        Consent of PricewaterhouseCoopers LLP

24.1**	Powers of Attorney (included on signature pages hereto)

* To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
** Filed herewith.